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                                                                      Exhibit 24

                                POWER OF ATTORNEY

          Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (the "Corporation"), hereby constitutes and appoints Jean-Marc Perraud and Ellen S. Summer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom shall be authorized to act with or without the others, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director or officer or both, as the case may be, of the Corporation, to sign a Registration Statement on Form S-4 relating to up to 15,000,000 shares of common stock, par value $.01 per share, of the Corporation and any and all amendments (including post-effective amendments) thereto, and any and all other instruments and documents as may be necessary, advisable or appropriate to enable the Corporation to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same or cause the same to be filed, with all exhibits thereto, with the Securities and Exchange Commission, with full power and authority to each of the attorneys-in-fact and agents to do and perform in the name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, each and every act whatsoever that is necessary, advisable or appropriate to be done, as fully and for all intents and purposes as any such director or officer, or both, as the case may be, might or could do in person.

     Dated: April 18, 2002


/s/ D. Euan Baird                           /s/ William T. McCormick, Jr.
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D. Euan Baird                               William T. McCormick, Jr.
Director                                    Director
Chairman and Chief Executive Officer

/s/ John Deutch                             /s/ Didier Primat
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John Deutch                                 Didier Primat
Director                                    Director

/s/ Jamie S. Gorelick                       /s/ Nicolas Seydoux
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Jamie S. Gorelick                           Nicolas Seydoux
Director                                    Director

/s/ Andrew Gould                            /s/ Linda G. Stuntz
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Andrew Gould                                Linda G. Stuntz
Director                                    Director
President and Chief Operating Officer

/s/ Adrian Lajous                           /s/ Sven Ullring
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Adrian Lajous                               Sven Ullring
Director                                    Director

/s/ Andre Levy-Lang
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Andre Levy-Lang
Director